EXHIBIT 10.61


               SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT


     This Second Amendment to Revolving Credit Agreement (this "Amendment") is entered into as of this 17 day of December, 2002, by and among COMERICA BANK, a Michigan banking corporation ("Bank"), PANAMCO DE VENEZUELA, S.A., a corporation duly organized and validly existing under the laws of the Bolivarian Republic of Venezuela ("Borrower"), and PANAMERICAN BEVERAGES, INC., a corporation duly organized and validly existing under the laws of the Republic of Panama ("Guarantor").

                                 RECITALS:

     A. On or about April 9, 2002, Bank, Borrower and Guarantor entered into a certain Revolving Credit Agreement (as amended from time to time, the "Credit Agreement"), and in connection therewith, Borrower executed and delivered to Bank a certain Revolving Note dated April 9, 2002 in the principal amount of $10,000,000 (the "Revolving Note").

     B. In connection with the Credit Agreement, Guarantor executed a certain Guaranty dated April 9, 2002 in favor of Bank.

     C. The Bank, Borrower and Guarantor desire to amend the Credit Agreement to increase the Consolidated Debt to Consolidated EBITDA ratio, upon the following terms and conditions.

     NOW THEREFORE, for good and valuable consideration, the Bank, Borrower and Guarantor agree as follows:

1. DEFINITIONS

     1.1. Capitalized terms used herein and not defined to the contrary have the meanings given them in the Credit Agreement.

2. AMENDMENT TO CREDIT AGREEMENT

     2.1. Section 8.1(k)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "(ii) the ratio of Consolidated Debt to Consolidated EBITDA (calculated as of the last day of each fiscal quarter or year, as reflected in the quarterly or annual financial statements for such fiscal quarter or year, for the twelve-month period ending on the relevant date of determination) exceeds (X) for the fourth (4th) quarter of Fiscal Year 2002 through and including the first (1st) quarter of Fiscal Year 2003, 2.35 to 1.00; and (Y) at all times thereafter, 2.25 to 1.00."

3. REPRESENTATIONS

     Borrower and Guarantor hereby represent and warrant that:


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     3.1. Execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment are within Borrower's and Guarantor's powers, have been duly authorized, are not in contravention of law or the terms of Borrower's or Guarantor's articles of incorporation/charter, or bylaws, and do not require the consent or approval of any governmental body, agency, or authority.

     3.2. This Amendment and any other documents and instruments required under this Amendment or the Credit Agreement, when issued and delivered under this Amendment or the Credit Agreement, will be valid and binding in accordance with their terms.

     3.3. To the knowledge of Borrower and Guarantor, except as previously disclosed to Bank in writing, no default or Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute a default or an Event of Default under the Credit Agreement, the Revolving Note or any Credit Document has occurred and is continuing as of the date hereof.

4. MISCELLANEOUS

     4.1. This Amendment may be executed in as many counterparts as Bank, Borrower and Guarantor deem convenient, and shall become effective upon:
(a) delivery to Bank of all executed counterparts hereof; and (b) delivery to Bank, in form and substance satisfactory to Bank, of each of the documents and instruments listed on the Checklist attached as Exhibit "A" hereto.

     4.2. Borrower, Guarantor and Bank acknowledge and agree that except as specifically amended hereby, all of the terms and conditions of the Credit Agreement, the Credit Documents and the loan documents related thereto remain in full force and effect in accordance with their original terms.

     4.3. Borrower shall pay all of Bank's legal costs and expenses (including attorneys' fees and expenses) incurred in the negotiation, preparation and closing hereof, including, without limitation, costs of all lien searches and financing statement filings.

     4.4. Nothing set forth in this Amendment shall constitute, or be interpreted or construed to constitute, a waiver of any right or remedy of Bank, or of any default or Event of Default whether now existing or hereafter arising and whether now known or hereafter discovered by or disclosed to Bank.

     4.5. Bank expressly reserves the right to exercise any or all rights and remedies provided under the Credit Documents and applicable law except as modified herein. Bank's failure to immediately exercise such rights and remedies shall not be construed as a waiver or modification of those rights or an offer of forbearance.

     4.6. Borrower and Guarantor, in every capacity, including, but not limited to, as shareholders, partners, officers, directors, investors and/or creditors of borrower, or any one or more of them, hereby waive, discharge and forever release Bank, Bank's employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, defenses, counterclaims or offsets Borrower or Guarantor may have or may


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have made which (in any case) could be based on facts or circumstances known to Borrower or Guarantor as of the date of this amendment, against any or all of Bank, Bank's employees, officers, directors, attorneys, stockholders and successors and assigns.

     IN WITNESS WHEREOF, this Amendment has been executed as of the day first stated above.


                                      PANAMCO DE VENEZUELA, S.A.

                                      By:
                                           /s/ Carlos Hernandez-Artigas
                                           -------------------------------------
                                           Carlos Hernandez-Artigas
                                      Its: Alternate Director


                                      PANAMERICAN BEVERAGES, INC.

                                      By:
                                           /s/ Carlos Hernandez-Artigas
                                           -------------------------------------
                                           Carlos Hernandez-Artigas
                                      Its: Legal Vice President and Secretary


                                      COMERICA BANK

                                      By:
                                           /s/ Robert J. Hurley
                                           -------------------------------------
                                           Robert J. Hurley
                                      Its: Assistant Vice President


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                                EXHIBIT "A"
                             CLOSING CHECKLIST
                             -----------------

                            Document No. 2375436